UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 3, 2020

Remark Holdings, Inc.

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3960 Howard Hughes Parkway, Suite 900 Las Vegas, NV	89169	702-701-9514
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MARK	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 3, 2020, Remark Holdings, Inc. (“Remark,” “we,” “us” or “our”) entered into a common stock purchase agreement (the “Purchase Agreement”) with Aspire Capital Fund, LLC, an Illinois limited liability company (“Aspire Capital”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, we have the right to direct Aspire Capital to purchase up to an aggregate of $30.0 million of shares of our common stock over the 30-month term of the Purchase Agreement. In consideration for entering into the Purchase Agreement, we have agreed to issue to Aspire 2,374,545 shares of our common stock.

Under the Purchase Agreement, on any trading day selected by us over the 30-month term of the Purchase Agreement, we have the right, in our sole discretion, to present Aspire Capital with a purchase notice (each, a “Purchase Notice”) directing Aspire Capital to purchase up to 250,000 shares of our common stock per trading day, up to an aggregate of $30.0 million of our common stock, at a per share price (the “Purchase Price”) equal to the lesser of (i) the lowest sale price of our common stock on the purchase date or (ii) the arithmetic average of the three lowest closing sale prices for our common stock during the 10 consecutive trading days ending on the trading day immediately preceding the purchase date.

The aggregate purchase price payable by Aspire Capital on any one purchase date may not exceed $500,000, unless otherwise mutually agreed. The parties may mutually agree to increase the number of shares of our common stock that may be purchased per trading day pursuant to the terms of the Purchase Agreement to an additional 2,000,000 shares.

In addition, on any trading day on which we submit a Purchase Notice to Aspire Capital to purchase at least 250,000 shares, we also have the right, in our sole discretion, to present Aspire Capital with a volume-weighted average price purchase notice (each, a “VWAP Purchase Notice”) directing Aspire Capital to purchase an amount of our common stock equal to up to 30% of the aggregate shares of our common stock traded on the next trading day (the “VWAP Purchase Date”), subject to a maximum number of shares we may determine, and a minimum purchase price threshold equal to the greater of (i) 80% of the closing price of our common stock on the trading day immediately preceding the VWAP Purchase Date or (ii) a higher price that may be determined by us. The purchase price per share pursuant to such VWAP Purchase Notice will be equal to the lesser of (i) the closing sale price of our common stock on the VWAP Purchase Date, or (ii) 97% of the volume-weighted average price for our common stock traded on its principal market on the VWAP Purchase Date.

We may deliver multiple Purchase Notices and VWAP Purchase Notices to Aspire Capital from time to time during the term of the Purchase Agreement, so long as the most recent purchase has been completed.

In addition, Aspire Capital will not be required to buy any shares of our common stock pursuant to a Purchase Notice on any trading day on which the closing trade price of our common stock is below $0.25. There are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of sales of our common stock to Aspire Capital. Aspire Capital has no right to require any sales by us, but is obligated to make purchases from us as directed by us in accordance with the Purchase Agreement. There are no limitations on use of proceeds, financial or business covenants, restrictions on future fundings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. The Purchase Agreement may be terminated by us at any time, at our discretion, without any cost to us. Aspire Capital has agreed that neither it nor any of its agents, representatives and affiliates will engage in any direct or indirect short-selling or hedging our common stock during any time prior to the termination of the Purchase Agreement.

The Purchase Agreement provides that the total number of shares that may be issued pursuant to such agreement is limited to 11,007,726 shares (the “Exchange Cap”), or 19.99% of our shares of common stock outstanding as of the date of the Purchase Agreement, unless stockholder approval is obtained in accordance with the rules of the Nasdaq Stock Market. If stockholder approval is not obtained, such limitation will not apply after the Exchange Cap is reached if at all times thereafter the average purchase price paid for all shares issued under the Purchase Agreement is equal to or greater than $0.4879 per share. The Purchase Agreement also provides that at no time will Aspire Capital (together with its affiliates) beneficially own more than 19.99% of our outstanding shares of common stock.

Concurrently with entering into the Purchase Agreement, we also entered into a registration rights agreement with Aspire Capital (the “Registration Rights Agreement”), in which we agreed to file with the Securities and Exchange Commission (the “SEC”) one or more registration statements, as necessary, and to the extent permissible and subject to certain exceptions, to register under the Securities Act of 1933, as amended, for the sale of the shares of our common stock that have been and may be issued to Aspire Capital under the Purchase Agreement. We expect to file with the SEC a prospectus supplement to our effective shelf Registration Statement on Form S-3 (File No. 333-225448) registering all of the shares of common stock that may be offered to Aspire Capital from time to time.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are attached hereto as Exhibits 10.1 and 4.1, respectively, and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On March 3, 2020, the Purchase Agreement replaced a prior common stock purchase agreement, dated as of March 29, 2019, between us and Aspire Capital, which was terminated under the terms of the Purchase Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
4.1	Registration Rights Agreement, dated as of March 3, 2020, by and between Remark Holdings, Inc. and Aspire Capital Fund, LLC.
10.1	Common Stock Purchase Agreement, dated as of March 3, 2020, by and between Remark Holdings, Inc. and Aspire Capital Fund, LLC.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Remark Holdings, Inc.

Date:	March 4, 2020	By:	/s/ Kai-Shing Tao
		Name:	Kai-Shing Tao
		Title:	Chief Executive Officer